UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2022

CYREN LTD.
(Exact Name of Registrant as Specified in its Charter)

Israel	000-26495	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Ha-Menofim St., 5th Floor Herzliya, Israel	4672561
(Address of Principal Executive Offices)	(Zip Code)
011–972–9–863–6888
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Ordinary Shares, par value ILS 3.0 per share	CYRN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 31, 2022, Cyren LTD. (the “Company”) held its 2022 Annual Meeting of Shareholders. At the 2022 Annual Meeting of Shareholders, the shareholders voted on (i) the election of six director nominees (Proposal 1), (ii) the approval of the compensation of the Company’s Chief Executive Officer (Proposal 2), (iii) the approval of the Company’s revised Executive Compensation Policy for Non-Employee Directors (Proposal 3), (iv) the approval of the Amended and Restated 2016 Equity Incentive Plan (Proposal 4), (v) the approval of the Amended and Restated 2016 Non-Employee Director Equity Incentive Plan (Proposal 5), (vi) the appointment and compensation of the Company’s independent registered accountants (Proposal 6), (vii) and the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 7). Each of the proposals is described in more detail in the proxy statement the Company filed with the Securities and Exchange Commission on August 2, 2022. The results of the votes are set forth below.

Proposal 1

The shareholders voted in favor of the election of the following director nominees as directors for a term of office expiring at the 2023 Annual Meeting of Shareholders and, in each case, until his or her successor is duly elected and qualified.

Nominee	For	Against	Abstain	Broker Non-Vote
James Hamilton	1,741,308	53,541	7,275	1,780,801
Brett Jackson	1,735,904	51,001	15,219	1,780,801
Hila Karah	1,731,885	54,649	15,590	1,780,801
Cary Davis	1,738,700	55,649	15,590	1,780,801
David Earhart	1,738,106	56,719	7,299	1,780,801
Lauren Zletz	1,731,356	63,173	7,595	1,780,801

Proposal 2

The shareholders approved the compensation of the Company’s Chief Executive Officer. As required by Israeli law, this proposal was approved by shareholders holding a majority of the Ordinary Shares voted on such proposals (excluding abstentions) who affirmatively confirmed that they did not have a personal interest in proposal 2.

For	Against	Abstain	Broker Non-Vote
1,785,964	82,668	9,223	1,780,801

Proposal 3

The shareholders approved the Company’s amended Executive Compensation Policy and compensation for Non-Employee Directors. As required by Israeli law, this proposal was approved by shareholders holding a majority of the Ordinary Shares voted on such proposals (excluding abstentions) who affirmatively confirmed that they did not have a personal interest in Proposal 3.

For	Against	Abstain	Broker Non-Vote
1,786,080	56,480	11,535	1,780,801

Proposal 4

The shareholders approved the Amended and Restated 2016 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Vote
1,734,109	56,480	11,535	1,780,801

Proposal 5

The shareholders approved the Amended and Restated 2016 Non-Employee Director Equity Incentive Plan.

For	Against	Abstain	Broker Non-Vote
1,726,095	68,249	7,780	1,780,801

Proposal 6

The shareholders approved and ratified the re-appointment of Kost, Forer, Gabbay & Kasierer (a member firm of Ernst & Young Global) as the Company’s independent registered public accountants for the year ending December 31, 2022, and for the year commencing January 1, 2023, and until the next annual meeting and its compensation (as approved by the Audit Committee of the Company and the Board).

For	Against	Abstain	Broker Non-Vote
3,492,714	8,061	82,150	0

Proposal 7

The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
1,717,652	71,680	12,792	1,780,801

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYREN LTD.

Dated: September 6, 2022
	By:	/s/ Brian Dunn
	Name:	Brian Dunn
	Title:	General Counsel